                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         THE NEW IBERIA BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                          THE NEW IBERIA BANCORP, INC.
                             800 SOUTH LEWIS STREET
                             NEW IBERIA, LA  70560


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 15, 1996

To the Shareholders:

Notice is hereby given that the Annual Meeting of shareholders of The New Iberia Bancorp, Inc. will be held at the Main Office of The New Iberia Bank, 800 South Lewis Street, New Iberia, Louisiana, on Monday, April 15, 1996, at 10 o'clock a.m. for the purpose of considering and voting upon the following matters:

         (1)     To set the number of Directors to be elected.

         (2)     To elect Directors.

         (3) To ratify the Board of Directors' appointment of an independent certified public accountant.

         (4) To transact such other business as may properly come before said meeting, or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 11, 1996 shall be entitled to vote at the meeting.





ERNEST FREYOU                                      JAMES W. SCHWING, SR.
President                                          Chairman of the Board
Chief Executive Officer





                                   __________

                             YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING STAMPED, SELF-ADDRESSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED BY APPROPRIATE WRITTEN NOTICE TO THE SECRETARY OF THE NEW IBERIA BANCORP, INC. AT ANY TIME PRIOR TO THE VOTING THEREOF. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY, IF YOU WISH, VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE MEETING, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                                PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of The New Iberia Bancorp, Inc. (the Corporation), for use at the Annual Meeting of shareholders of the Corporation to be held at 10:00 a.m. on Monday, April 15, 1996, at 800 South Lewis Street, New Iberia, Louisiana or any adjournments or postponements thereof. Proxies are revocable at any time prior to their exercise by written notice to the Secretary of the Corporation or by submission of a later-dated proxy. You may revoke your proxy before the meeting or in person at the meeting by giving written notice of revocation to the Secretary of the Corporation or by submitting a later-dated proxy.

As to proxies that are duly executed and returned, the shares represented thereby will be voted in accordance with the specifications made thereon. Proxies received on which no specification is made will be voted (i) "FOR" fixing the number of directors at eleven (11); (ii) "FOR" the eleven (11) nominees proposed by the Corporation (if cumulative voting is exercised at the meeting, the proxy holder shall vote the shares represented by the proxy cumulatively for any candidate(s) for whom authority to vote has not been withheld); and (iii) "FOR" ratifying the Board's appointment of an independent certified public accountant.

This Proxy Statement and the enclosed form of proxy were sent to shareholders on or about March 18, 1996, which is the date of the Proxy Statement. The Corporation and its wholly-owned subsidiary, The New Iberia Bank (the Bank), have their principal executive offices at 800 South Lewis Street, New Iberia, Louisiana, 70560; telephone (318) 365-6761.

As of the date of this Proxy Statement, the number of shares of common stock outstanding and entitled to vote at the Annual Shareholders Meeting to be held on April 15, 1996, is two million (2,000,000). Only persons who are shareholders of record at the close of business on March 11, 1996, are entitled to vote. Each such shareholder shall be entitled to one vote for each share of stock held by him on all matters to come before the meeting except as described below with respect to cumulative voting in the election of directors. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock of the Corporation that are entitled to vote at the meeting is necessary to constitute a quorum at the meeting or any adjournments or postponements thereof.

If a quorum is present, directors will be elected by plurality vote (i.e., assuming the number of directors is fixed at 11, the 11 nominees receiving the greatest number of votes will be elected) and all other matters will be decided by a majority vote of the voting power present. A shareholder's abstention or refusal to vote on a particular matter will not affect the presence of a quorum or reduce the voting power present. (In effect, therefore, an abstention is counted as a vote against a matter.) A non-vote (including broker non-votes) will have no effect on the items to be addressed at the meeting.

In the election of directors, shareholders have cumulative voting rights. Cumulative voting shall not be required unless at least one shareholder gives notice at the meeting prior to the voting of his intention to cumulate votes. If cumulative voting is requested, then each shareholder voting for the election of directors has the right to multiply the number of votes to which he is entitled (on a one vote per share basis) by the number of directors to be elected, and to cast all such votes for one candidate or to distribute them among any two or more candidates (provided that votes cannot be cast for more than 11 candidates or such other number as may be fixed as the number of directors to be elected). (For example, a shareholder owning 100 shares will be entitled to cast 1100 votes, assuming the number of directors is fixed at 11, and to cast all 1100 votes for one candidate or to distribute them among any two or more candidates up to 11.) In the event that cumulative voting is required, the persons authorized to vote shares shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld. As noted above, directors will be elected by plurality vote (i.e., assuming the number of directors is fixed at 11, the 11 nominees receiving the greatest number of votes will be elected).

         PRINCIPAL SHAREHOLDERS AND SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth as of March 11, 1996, information concerning the beneficial ownership of voting stock of the Corporation by persons who are known to the Corporation to own beneficially more than 5% of the Corporation's voting common stock:

          Name and Address                           Amount and Nature of                        Percent
         of Beneficial Owner                         Beneficial Ownership                        of Class
         -------------------                         --------------------                        --------
 Honorable Robert M. Fleming                        604,880 (1)                                  30.24%
 Provisional Executor of the Estate of Jules B.
 Schwing and the Estate of Marie Louise Landry
 Schwing
 P. O. Box 1150
 Franklin, LA  70538-1150

 Jules A. ("Tony") Schwing (2)                      26,000 direct                                 6.34%
 106 Bayou Drive                                    100,813.3 beneficial (representing
 New Iberia, LA 70560                                       Mr. Schwing's interest in
                                                            the stock held in the
                                                            successions listed above)


 Edmond L. Schwing (2)                              27,200 direct                                 6.4%
 5306 Shoreline Drive                               100,813.3 beneficial (representing
 New Iberia, LA 70560                                       Mr. Schwing's interest in
                                                            the stock held in the
                                                            successions listed above)


 John E. Schwing, III (2)                           26,400 direct                                 6.36%
 223 Woodland Circle                                100,813.3 beneficial (representing
 New Iberia, LA 70560                                       Mr. Schwing's interest in
                                                            the stock held in the
                                                            successions listed above)

 Marie Louise Schwing (2)                           27,200 direct                                11.44%
 625 E. Main Street                                 201,626.7 beneficial (representing
 New Iberia, LA 70560                                       Ms. Schwing's interest and
                                                            that of her brother Charles
                                                            E. Schwing, for whom she
                                                            serves as curatrix, in the
                                                            stock held in the
                                                            successions listed above)

 Susan Marie Schwing (3)                            35,720 direct                                6.83%
 306 Brentwood Blvd.                                100,813.3 beneficial (representing
 Lafayette, LA 70503-3916                                   Ms. Schwing's interest in
                                                            the stock held in the
                                                            successions listed above)

---------------------------

(1) The Estates of Jules B. Schwing and Marie Louise Landry Schwing, Provisional Executor Honorable Robert M. Fleming, beneficially own 604,880 shares or 30.24% of the outstanding common stock of the Corporation. Jules B. Schwing died on April 14, 1991, and Jules A. ("Tony") Schwing was appointed and confirmed as Executor for the Succession of Jules B. Schwing on April 23, 1991. Marie Louise Landry Schwing died on June 17, 1985, and Jules A. ("Tony") Schwing was appointed and confirmed as Executor for the Succession of Marie Louise Landry Schwing on September 28, 1993. Robert M. Fleming was appointed Provisional Executor of the Estates of Jules B. Schwing and Marie Louise Landry Schwing on or about April 13, 1995 and Letters of Provisional Administration were issued to him on or about April 21, 1995. Each of the heirs with interests in the stock (being Jules A. ("Tony") Schwing, Edmond Schwing, John Schwing, Marie Schwing, individually and as curatrix for Charles Schwing, and Susan Schwing) claim under a Joint Motion and Judgment dated April 13, 1995, entered in the succession proceedings, the right to direct the Executor as to the voting of one-sixth, or approximately 100,813 shares each (and, as to Marie Schwing, two-sixths) of the stock in the successions. It is unknown at this time whether a change in control will occur when the shares owned by the Estates are distributed. The Estates and Jules A. ("Tony") Schwing and his siblings as a group own 747,400 shares (37.37%) of the Corporation's outstanding common stock. The siblings of the deceased Jules B. Schwing (the children of J. E. Schwing other than the deceased Jules B. Schwing) collectively own 166,480 shares (8.32%) of the Corporation's outstanding common stock. The aforementioned shareholders own, in the aggregate, 913,880 shares of stock making them, as a group, 45.69% beneficial owners. The individual members of the Schwing family disclaim any beneficial ownership in the shares owned by the other members of the Schwing family.

(2) Information taken from Schedule 13D/A (Amendment No. 3) dated May 12, 1995 and filed by the following persons with the SEC: Jules A. Schwing, Estate of Jules B. Schwing, Estate of Marie Louise Landry Schwing, Robert M. Fleming, as Provisional Executor of the Estate of Jules B. Schwing and of the Estate of Marie Louise Landry Schwing, Edmond L. Schwing, John E. Schwing, III, Marie Louise Schwing, Edmond
         A. Lamperez, M.D., James L. Gray, Charles C. LeMaire and Eugene A. Patout. Although these persons denied the existence of a group and disclaimed beneficial ownership of the stock held by the others (except as to the interests of Jules A., Edmond L., John E. and Marie Louise Schwing in the shares held by the Estates), the Schedule 13D/A reports that collectively those persons beneficially owned in the aggregate 734,080 shares representing approximately 36.7% of the outstanding common stock of the Corporation. The Schedule 13D/A filing by this group suggests that the group may take actions that might result in a change in control of the Corporation.

(3) Information taken from Schedule 13D filed by Susan Schwing with the SEC on May 18, 1995.


The 11 members of the Board of Directors of the Corporation and the 6 executive officers of the Corporation who are not Directors, as a group, own 202,483.3 shares of stock (including the shares in the Schwing successions with respect to which Jules A. ("Tony") Schwing claims beneficial ownership), making the group of such officers and directors a 10.12% beneficial owner. See "Election of Directors" for the stock ownership of directors.


                 NEGOTIATIONS WITH WHITNEY HOLDING CORPORATION

On January 23, 1996, the board of directors voted to commence negotiation of a definitive agreement for the acquisition of the Corporation by Whitney Holding Corporation ("Whitney") for a price of $54 million (plus net income from the end of the third quarter 1995 through the date of a definitive agreement), the consideration to be payable in Whitney common stock having a value of approximately $27 per share of Corporation stock. As of March 7, 1996, the companies were in the process of negotiating such an agreement. Such a definitive agreement, if negotiated, would require the approval of the boards of directors of Whitney and the Corporation. Consummation of the acquisition (if a definitive agreement is executed) would require regulatory approval and approval of the shareholders of the Corporation, among other things. It is not expected that, if a definitive agreement is reached, the merger would take place before the third or fourth quarter of 1996. The merger, if it occurs, would result in the Corporation's being merged into Whitney and the shareholders of the Corporation becoming shareholders of Whitney. This would result in a change in control of the Corporation. The merger is intended to be accounted for as a pooling-of-interests. As the arrangement with Whitney is not at the point where a merger agreement can be presented to you for your vote, you are not voting on an acquisition by Whitney at the annual meeting.


                             ELECTION OF DIRECTORS

The Board of Directors will present a resolution to the meeting establishing the number of Directors at 11. The persons named below, who were approved by the Board of Directors, have been nominated for election to serve until the 1997 annual meeting or until their successors are chosen and have qualified.
In the event that one or more of the nominees listed below is not available for election at the time of the meeting, either the number of directors to be elected will be correspondingly reduced or, if the Board of Directors nominates a replacement candidate or candidates, the persons named in the accompanying proxy may, in their discretion, vote for such candidate or candidates. The information furnished concerning the nominees has been obtained from them, except for information known to the Corporation. The Board of Directors contemplates that the persons named in the proxy will vote for the resolution fixing the number of Directors at 11 and, if cumulative voting is requested, will vote proxies received by them for one or more of the candidates listed below in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

NAME, AGE AND                                                   FIRST BECAME          SHARES OF STOCK
PRINCIPAL OCCUPATION                                            A DIRECTOR OF         BENEFICIALLY OWNED*       PERCENT
(LAST 5 YEARS)                                                  BANK OR CORP.         (AS OF 3/11/96)           OF CLASS
Ernest Freyou                                57                 7-01-88               5,620 (1)                   .28%
President and CEO
The New Iberia Bancorp, Inc.
The New Iberia Bank
P.O. Box 11240
New Iberia, LA  70562-1240

Gerald H. Halphen, M.D.                      64                 4-12-82               4,000                       .20%
Pediatrician
125 Hilltop Circle
New Iberia, LA  70560

Frank C. Minvielle                           57                 11-04-91               5,090 (2)                  .25%
Sales - Cameco, Inc.
President - Cajun Sugar
    Co-operative
2714 1/2 West Main Street
Jeanerette, LA  70544
Farming & Sugar Industry Equipment

NAME, AGE AND                                                   FIRST BECAME          SHARES OF STOCK
PRINCIPAL OCCUPATION                                            A DIRECTOR OF         BENEFICIALLY OWNED*       PERCENT
(LAST 5 YEARS)                                                  BANK OR CORP.         (AS OF 3/11/96)           OF CLASS
James W. Schwing, Sr.                        62                 7-26-71                 29,120 (3)                1.04%
Chairman of the Board
The New Iberia Bancorp, Inc.
The New Iberia Bank
P.O. Box 13340
New Iberia, LA  70562-3340
Attorney

Jules A. Schwing                             55                 4-27-92                126,813.3 (4)              6.34%
President
Schwing Insurance Agency, Inc.
P.O. Box 10069
New Iberia, LA  70562-0069
Insurance Agent

Jerry E. Shea, Sr.                           70                 7-26-71                 4,200                      .21%
Chairman
Bayou Welding Works, Inc.
P.O. Box 11010
New Iberia, LA  70562-1010

Edward P. Terrell, III                       60                 11-04-91                4,000                      .20%
Executive Vice President
McIlhenny Company
425 E. Main Street
New Iberia, LA  70560

Eugene A. Patout, Sr.                        70                  4-17-95                6,000                      .30%
Owner & President
Patout-Greenwood Insurance
  Agency, Inc.
717 Charles St.
New Iberia, LA 70560
Insurance Agent

Charles C. LeMaire                           67                  4-17-95                4,000                      .20%
Retired
402 Wildwood
New Iberia, LA 70560

Dr. Edmond A. Lamperez                       63                  4-17-95                6,000 (5)                  .30%
Urologist
The Urology Clinic
602 N. Lewis Street, Suite 400
New Iberia, LA 70560

NAME, AGE AND                                                   FIRST BECAME          SHARES OF STOCK
PRINCIPAL OCCUPATION                                            A DIRECTOR OF         BENEFICIALLY OWNED*       PERCENT
(LAST 5 YEARS)                                                  BANK OR CORP.         (AS OF 3/11/96)           OF CLASS
James L. Gray                                68                  4-17-95                6,400 (6)                 .32%
President
James L. Gray, Inc.
P.O. Box 13038
New Iberia, LA 70562-3038
Property Rentals

----------------------

*Unless otherwise noted, each individual has sole voting and investment power of the shares reported.

(1) Includes one hundred (100) shares owned jointly by Mr. Freyou and his wife.

(2) Includes one thousand ninety (1,090) shares owned by Mr. Minvielle in street name.

(3) Prior to being elected Chairman of the Board on May 28, 1991, Mr. James W. Schwing, Sr. was a director for 20 years and an attorney, a profession in which he is currently engaged. The stock listed above includes 8,240 shares in Mr. Schwing's retirement plan.

(4) Includes one-sixth (100,813.3) of the shares held by the Estates of Jules B. Schwing and Marie Louise Landry Schwing, of which Robert M. Fleming is Provisional Executor, which own 604,880 shares of stock. See "Principal Shareholders and Securities Ownership of Management."

(5) This does not include 40 shares owned by Dr. Lamperez's daughter or 40 shares owned by his son of which Dr. Lamperez disclaims beneficial ownership.

(6) Includes 2,400 shares held of record by Protestant Cemetery Association of New Iberia, of which Mr. Gray serves as President.

All of the Directors of the Corporation are also Directors of the Bank. In addition, the following are also directors of the Bank (the occupation and number of shares of stock of the Corporation and percent of total number of shares of outstanding common stock owned by each is also listed below):

         Edwin S. ("Happy") Broussard, III (Farm Bureau Insurance Agency Manager; 11,930 shares [.60%], including 915 shares held as custodian for Dustin Broussard, 915 shares held as custodian for Shawn M. Broussard and 3,211 shares owned by Edwin S. Broussard SEP Retirement
         Fund);

         Samuel S. Broussard, Jr. (Co-owner and CEO of Sam Broussard Trucking Co., Sammy Broussard International, Sammy Broussard Lawn & Tractor Center, S&S Leasing & Rental Co., The Cattlemen's Ranch Supply Inc. and La Belle Cheniere Ranch; 6,200 shares [.31%], including 2,000 shares held in street name);

         J. Preston Duhe (Retired Farmer; 10,320 shares [.52%]);

         Edwin S. Patout (Attorney; 6,000 shares [.30%]);

         William D. Quinlan (Insurance Agent, Owner of Insurance Center of New Iberia/Lafayette, Insurance Center of Baton Rouge, Insurance Center, Inc.; 7,400 shares [.37%], including 1,000 shares held in street name); and

         J. P. Thibodeaux (Chairman of the Board of J. P. Thibodeaux Inc.; 4,520 shares [.27%]).

All of the Directors have been engaged in the occupations listed above for at least the past five years.

During 1995, the Board of Directors of the Corporation held 18 meetings. Each of the eleven Directors attended more than 75% of the meetings of the Board of Directors. There are no standing committees of the Board of Directors of the Corporation.

The Board has adopted by amendment to the Bylaws procedures pursuant to which shareholders may make nominations for directors. Nominations must be received by the Corporation in writing 65 days before the Annual Meeting and may only be made by shareholder(s) holding in the aggregate 0.2% of the stock of the Corporation. Certain specified information must be submitted with the nomination, and the nominee(s) must own, at the time of the nomination, qualifying shares as required for bank directors under Louisiana banking law. The nomination notice must contain a signed representation to timely provide all information requested by the Corporation as a part of its disclosures with regard to the solicitation of proxies for the election of directors. It must also contain the following information to the extent known to the nominating shareholders: (i) the name and address of each nominee; (ii) each nominee's principal occupation; (iii) the number of shares of stock of the Corporation owned by each nominee; (iv) the name and address of and the number of shares of stock of the Corporation owned by the shareholder(s) making the nomination; (v) the number of shares of stock of any other financial institution owned by each nominee or by the shareholder(s) making the nomination, the identity of any such other financial institution and whether each nominee is on the board of directors of any other financial institution; (vi) whether each nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt; and (vii) whether each nominee is or has ever been prohibited by any state or federal regulatory agency from serving on the board of any financial institution. The nomination must be signed by the shareholder(s) making the nomination and by each nominee. It must be accompanied by a written consent by each nominee to be named as a nominee.

The current board of the Corporation's subsidiary, The New Iberia Bank, is composed of the board of the Corporation and six additional persons as listed above. If the current directors are reelected to the board of the Corporation, it is anticipated that they will reelect the current board of the Bank as well.


                               EXECUTIVE OFFICERS

The Executive Officers of the Corporation are: James W. Schwing, Sr., Chairman of the Board (age 62); Ernest Freyou, President and CEO (age 57); Leonard J. Freyou (age 69) (owns 1,040 shares), Senior Vice President and Cashier; Robert Eppley (age 49) (owns 200 shares), Executive Vice President and Secretary. In addition to the executive officers listed above, the following are executive officers of the Bank: Mr. Jerome Weber (age 41), Senior Vice President, in charge of lending; Mr. Lon Dupre (age 36), Vice President and CFO; Mrs. Anne Dugas (age 36), Vice President, Branch Operations; Mr. Benny Menard (age 41), Vice President, Loan Administration and Compliance. Mr. James W. Schwing, Sr. has served as Chairman of the Board since May 28, 1991. Mrs. Dugas and Mr. Menard have served in their current offices since November 15, 1993 and October 26, 1992, respectively. Each of the other officers has served in his or her current position for more than five years. Prior to serving as Vice President, Branch Operations, Mrs. Dugas served as Human Resources and Marketing Manager. Prior to serving as Vice President, Loan Administration and Compliance, Mr. Menard served as a Loan Officer. The Executive Officers hold their offices for such terms as are determined from time to time by the Board, except that Mr. Ernest Freyou, Mr. Dupre, Mr. Eppley, Mr. Weber, Mrs. Dugas and Mr. Menard each have an employment contract with the Corporation and the Bank
providing for a term of office through August 1997.   (Mr. Freyou's contract,
entered into in August 1994, was initially for a three-year term; Mr. Weber's contract, entered into in August 1995, was initially for a two-year term; the other contracts, also entered into in August 1995, were each for one-year terms and were extended by the board in December 1995 for additional one-year periods.)

Family relationships between Directors and Officers are: Leonard J. Freyou and Ernest Freyou are first cousins. James W. Schwing, Sr. is the uncle of Jules
A. (Tony) Schwing and Edwin S. Broussard, III, a Bank director.   James W.
Schwing, Sr. and Eugene A. Patout, Sr. are cousins. In addition, Tony Schwing and Edmond Lamperez are cousins, and Tony Schwing and Edwin S. Broussard, III, a Bank director, are also cousins. Eugene A. Patout, Sr. is the uncle of Edwin
S.  Patout, a Bank director.


                             COMMITTEES OF THE BANK

The Board of Directors of the Bank does not have a standing nominating committee. Nominations for director positions are made by the Board.
Executive compensation and bonuses (except with respect to the President and CEO, Ernest Freyou) are recommended by the Management Committee of the Bank's Board of Directors, subject to approval by the full Board, on a discretionary basis. Mr. Freyou's compensation and bonus are set by the Bank's Board of Directors without his participation. During 1995, the Board of Directors of the Bank and its Director Committees held meetings and received attendance fees as follows:

                                                   NUMBER OF MEETINGS                FEES PER MEETING
BOARD OR COMMITTEE                                   HELD IN 1995                       PER MEMBER
Board of Directors                                        23                         $300

Asset & Liability Committee                                1                         $ 75

Loan Committee                                            46                         $ 75 (Jan.-1st Mtg. in Apr.)
                                                                                     $150 (2nd Mtg. in Apr.-Dec.)

Management Committee                                      13                         $ 75 (Jan.-Mar.)
                                                                                     $100 (May)
                                                                                     $150 (Aug.-Nov.)

Trust Audit Committee                                      1                         $150

Trust Investment Committee                                 3                         $150

Building Committee                                         0                         N/A

Director's Audit Committee                                 1                         $100

CRA Committee                                              1                         $150

Each Director receives a $300.00 per month stipend over and above the fees received per meeting attended.

The Bank's Management Committee is comprised of nine Directors (James W. Schwing, Sr., Ernest Freyou, Frank C. Minvielle, Jerry E. Shea, Sr., J.P. Thibodeaux, Edward P. Terrell, III, William D. Quinlan, Edwin

Patout and James L. Gray) who, among other things, establish and administer compensation policies, determine compensation and recommend annual bonuses for the Bank's employees, including executive officers.

The Bank's Trust Audit Committee is comprised of six Directors (Dr. Gerald Halphen, M.D., Samuel S. Broussard, Jr., J. Preston Duhe, Eugene Patout, Dr. Edmond Lamperez and James L. Gray) who annually oversee an audit of the Trust Department that conforms to the Federal Deposit Insurance Corporation's "Minimum Standards of Trust Department Audit".

The Bank's Audit Committee is comprised of five Directors (Samuel S. Broussard, Jr., Edward P. Terrell, III, Edwin Broussard, III, William Quinlan, J. Preston Duhe, and the Internal Auditor) who annually review the audit of the Bank performed by the Internal Auditor.

During 1995, the Board of Directors of the Bank held 23 regularly scheduled and special meetings. Each of the Directors of the Bank attended 75% or more of the aggregate meetings of the Board and the Committees on which they serve.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The New Iberia Bancorp, Inc., presently does not compensate its Directors or Executive Officers. The following table sets forth the compensation for services in all capacities paid by its subsidiary, The New Iberia Bank, to the Chief Executive Officer of the Bank for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

NAME AND                            ANNUAL COMPENSATION                                            ALL
PRINCIPAL                                                                OTHER ANNUAL             OTHER
POSITION                  YEAR            SALARY          BONUS          COMPENSATION(1)      COMPENSATION
                          1995            $95,000        $30,000           $16,150            $13,125 (2)
Ernest Freyou             1994            $95,000        $20,000           $11,400            $12,875 (3)
President & CEO           1993            $90,000        $20,000           $ 9,600            $12,750 (4)

____________________

(1)      Represents director's fees earned by Mr. Freyou for each year.

(2) This figure represents (i) premiums in the amount of $10,000 paid on a life insurance policy for Mr. Freyou required by the deferred compensation plan (described below) and (ii) $3,125, which represents a matching contribution to The New Iberia Bank Profit Sharing Plan with 401(k) Provision (the "Plan") made by the Bank on behalf of Mr. Freyou. The Plan provides that the Bank may make a matching contribution to the Plan on behalf of all participants in an amount to be determined each year, which amount shall not exceed 2-1/2% of the participant's annual compensation (salary plus bonus). In each of 1995, 1994 and 1993, the Bank made matching contributions for each participant at 2-1/2% of the participant's annual compensation. Aggregate premiums paid in 1995 and attributable to life insurance maintained for the three Executive Officers other than Mr. Freyou covered by the deferred compensation plan was $10,146.03.

(3) This figure represents (i) premiums in the amount of $10,000 paid on a life insurance policy for Mr. Freyou under the deferred compensation plan and (ii) $2,875 in matching contributions to the 401(k) Plan made by the Bank on Mr. Freyou's behalf.

(4) This figure represents (i) premiums in the amount of $10,000 paid on a life insurance policy for Mr. Freyou under the deferred compensation plan and (ii) $2,750 in matching contributions to the 401(k) Plan made by the Bank on Mr. Freyou's behalf.


On August 16, 1994, the Corporation entered into a three-year employment contract with its Chief Executive Officer and President, Ernest Freyou. The contract provides that it may be terminated at the end of its initial term by 90 days' written notice and that if it is not terminated, it will renew for successive one-year periods unless terminated by notice at least 60 days but not earlier than 90 days prior to its expiration. The contract may be terminated by the Corporation prior to the completion of its term for (i) illness or disability of Mr. Freyou over certain specified periods, (ii) commission by Mr. Freyou of certain violations of law or (iii) material breach of the contract. The contract further provides for a payment to Mr. Freyou equal to three times his then current salary under certain circumstances in the event of the termination of the contract as a result of a disposition of all the properties and business of the Corporation by merger, consolidation, sale of assets or otherwise. The Board believes that this amount would not be material to a potential acquiror. The contract is deemed terminated as described above if the Corporation does not assign the contract to the acquiring or surviving entity in the merger, consolidation or sale or if the surviving entity does not assume in writing all of the obligations of the Corporation under the contract or if Mr. Freyou does not approve the assignment of the contract. The Board of Directors believes that this employment contract is in the best interest of the Corporation and the Bank because it ensures that Mr. Freyou will be committed to the Corporation and the Bank over the next several years. The Board believes that Mr. Freyou has been instrumental to the Bank's success, and the Board believes that his continuing commitment and loyalty to the Bank over the next few years is important.


                              MANAGEMENT COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

The Management Committee of the Board of Directors of the Bank establishes and administers compensation policies and recommends to the Board compensation and annual incentive bonuses for all of the Bank's employees, including executive officers (except the President and CEO, Ernest Freyou). The President's compensation and bonus each year are determined directly by the Board of Directors, without a Management Committee recommendation and without participation by Mr. Freyou. Bank directors James W. Schwing, Sr., Ernest Freyou, Frank C. Minvielle, Jerry E. Shea, Sr., J.P. Thibodeaux, Edward P. Terrell, III, William D. Quinlan, Edwin Patout and James L. Gray served on the Management Committee during fiscal year 1995. James W. Schwing, Sr. served as the Chairman of the Board of the Corporation and the Bank during that time and Ernest Freyou served as President and CEO of the Corporation and the Bank during that time. Also during 1995, Mr. Schwing received fees totalling $70,000.00 for acting as legal counsel to the Bank.


                      BANK MANAGEMENT COMMITTEE AND BOARD
                        REPORT ON EXECUTIVE COMPENSATION

Key Principles. The Corporation does not compensate its executive officers. Compensation for executive officers and employees of the Bank, the Corporation's wholly-owned subsidiary, is determined by recommendation by the Management Committee of the Bank's Board of Directors, subject to approval by the Board of Directors (except that the compensation of President and CEO, Ernest Freyou, is set directly by the Board). The Management Committee is also responsible for establishing and administering the compensation policies applicable to the Bank's senior management and other employees. The Bank's compensation program consists of three elements: (i) salary at a competitive level to attract and retain high caliber employees, (ii) an incentive bonus tied to company and individual performance and (iii) benefit programs to enhance employee loyalty and morale.

Base Salary. The Management Committee of the Board of Directors of the Bank (or the Board, as to the President and CEO) annually reviews the compensation paid to the executive officers of the Bank. Before making compensation decisions or recommendations with respect to executive officers, the Committee or the Board, as appropriate, reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions approximately the size of the Bank in and around the Bank's market area (that is, institutions with total assets between $250 million and $500 million). The Management Committee (or the Board) also assesses individual performance in determining base salaries of executive officers. Although compensation levels for executive officers are not specifically based on whether particular financial goals have been achieved by the Bank, the Committee or Board, as appropriate, does consider the overall profitability of the Bank when making these decisions.

Now that the Corporation is publicly traded, the Committee (or the Board), has begun to consider the annual compensation paid to executive officers of publicly traded financial institutions with assets between $250 million and $500 million throughout the country as well as those in the State of Louisiana and in surrounding states. In addition, the Management Committee (or the Board) will continue to consider individual job performance in making salary decisions with respect to compensation to be paid to the Bank's executive officers.

Incentive Bonus Plan. The Bank maintains a discretionary cash incentive bonus plan for the benefit of all employees, including senior management. Under the employee incentive plan, a cash bonus may be paid once annually to all employees. Bonuses are declared by the Board of Directors, upon the recommendation of the Management Committee (except that the Management Committee does not make a recommendation as to the President and CEO, Ernest Freyou), provided that goals and objectives for the then current year have been substantially achieved. Bonuses are calculated as a percentage of the employee's annual salary. The goals and objectives are determined each year by the Board of Directors as part of its planning process. The goals and objectives for 1995 included, among others (i) achieving a return on assets equal to or better than 1.30%, (ii) increasing total assets to $250 million,
(iii) maintaining adequate capital levels, (iv) paying dividends of $400,000,
(v) introducing new products, (vi) improving sales and service programs, (vii) upgrading technology and (viii) implementing a program to make the stock of the Corporation more liquid.

Awards under this plan for all employees (including all executive officers) in the aggregate for the 1995, 1994, and 1993 fiscal years were $337,000, $251,000, and $220,000, respectively.

401(k) Plan. The Bank offers a 401(k) savings and profit sharing plan to all of its employees, including executive officers. The terms and conditions of participation in the 401(k) Plan are the same for all employees of the Bank. Employees are eligible to participate if they are at least 20-1/2 years of age, have one year of service with the Bank and have worked at least 1,000 hours during the year in question. An employee may elect to defer between 1% and 15% of his or her annual salary to the 401(k) Plan. Under the terms of the 401(k) Plan, the Bank, on an annual basis, may make a matching contribution equal to each employee's contributions up to 2-1/2% of the employee's annual salary. In each of the last three years, the Bank has made such matching contributions. Total contributions made by the Bank for fiscal years 1995, 1994, and 1993 were $49,000, $41,000, and $33,000, respectively.

Deferred Compensation Plan. The Bank has a deferred compensation plan covering the President and CEO and three other executive officers. Under the plan the covered officers are entitled to fixed benefits payable monthly over a ten-year period upon retirement at certain ages. The plan also provides for a death benefit of $100,000. The amounts the covered officers (other than the President and CEO) are entitled to receive if they continue employment with the Bank until at least age 62 are calculated based upon an assumed cost of $3,000 per year for a ten-year period with an assumed interest rate of 4% per annum. The plan is funded with life insurance policies, the premiums for which are paid by the Bank.

President and CEO Compensation. The determination of salary, bonus and other benefits paid to the President and Chief Executive Officer generally depends upon the Bank Board's analysis of the policies set forth above regarding executive officers of the Corporation. Although Ernest Freyou is a director, he does not participate in making a recommendation with respect to or approving his own compensation. The President and CEO received no salary increase in 1995. Effective January 1, 1996, the President and CEO received an increase in his base salary from $95,000 to $140,000 due to his increased duties as a chief executive officer of a publicly traded company and because the Board's review of compensation paid to similarly situated employees at comparable financial institutions revealed the salary of the President and CEO was substantially less than that of his peers.

The President and CEO received bonuses pursuant to the discretionary bonus plan for the fiscal years 1995, 1994, and 1993 of $30,000, $20,000 and $20,000, respectively. These bonuses were determined based on the considerations as described above for assessment of bonuses.

Under the deferred compensation plan referred to above, the President and CEO is entitled to payment of $1,440 per month for ten years upon termination of employment if he continues employment with the Bank until he reaches age 63, and $1,261 per month for ten years if he continues employment with the Bank until he reaches age 65.

Conclusion. The Management Committee and the Bank Board believe that the quality and motivation of the Bank's employees, including its executive officers, make a significant difference in the Bank's (and, in turn, the Corporation's) long-term performance and growth. The Management Committee and the Board also believe that the compensation policies of the Bank benefit the shareholders by attracting and retaining the most qualified employees and by emphasizing company performance when determining bonus payments. The Management Committee and the Bank Board believe that the Bank's compensation programs have contributed to the success of the Bank and the Corporation.

Bank Board of Directors (Management Committee members are denoted with an asterisk):

James W. Schwing Sr.*       Jerry E. Shea, Sr.*          Gerald H. Halphen, M.D.
Ernest Freyou*              Edward P. Terrell, III*      Edmond A. Lamperez, M.D.
James L. Gray*              J. P. Thibodeaux*            Charles C. LeMaire
Frank C. Minvielle*         Edwin S. Broussard, III      Eugene A. Patout, Sr.
Edwin S. Patout*            Samuel S. Broussard, Jr.     Jules A. Schwing
William D. Quinlan*         J. Preston Duhe










        [The remainder of this page has been intentionally left blank.]

                               PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Corporation's common stock with the cumulative total return on the stock in the Standard & Poor's Mid-Cap Bank Index and the American Stock Exchange, Inc.
("AMEX") Market Value Index.   The graph assumes that $100 was invested on
December 31, 1990 in (a) the Corporation's stock and (b) the AMEX Market Value Index and on December 31, 1993 in the S&P Mid-Cap Bank Index, and that all dividends were reinvested.





                      1990          1991           1992           1993            1994           1995
                      ----          ----           ----           ----            ----           ----
 New Iberia           $100.00(1)    $120.80(1)     $108.80(1)     $114.40 (1)     $122.40(1)     $604.50(2)
 Bancorp, Inc.

 S&P Mid-Cap Bank      N/A (3)       N/A (3)        N/A (3)       $100.00         $94.90         $144.50
 Index

 AMEX Market Value    $100.00       $128.20        $129.60        $154.86         $140.75        $177.93
 Index

-----------------------

(1) Prior to August 31, 1995, when trading of the Corporation's common stock on AMEX commenced, there was no public trading market available for the common stock. The information on share trading price used to construct the performance graph depicted above with respect to pre-listing periods is based upon limited stock transactions between the Corporation and its shareholders. There can be no assurance that this limited information adequately reflects the prices paid for stock of the Corporation in private sales between individuals and, in fact, the Corporation believes that such private sales between individuals may have taken place at higher and lower prices than reflected above during the time periods depicted above.

(2) The common stock of the Corporation was first listed on AMEX on August 31, 1995. The increase in the trading price of the Corporation's common stock since that time is not necessarily indicative of future trends in the price of the Corporation's common stock.

(3) The S&P Mid-Cap Bank Index has been in existence only since 1993. This line-of-business index includes companies with market capitalization and other characteristics similar to those of the Corporation.



As there was no real market for the Corporation's stock prior to August 31, 1995, when trading of the Corporation's common stock on AMEX commenced, the following graph compares the cumulative total shareholder return on the Corporation's common stock with the cumulative total return of the stock listed on the S&P Mid-Cap Bank Index and the AMEX Market Value Index assuming that $100 was invested in each on August 31, 1995 and that all dividends were reinvested.





                               Aug. 31,        Sept. 29,       Oct. 31,      Nov. 30,         Dec. 29,
                                 1995            1995            1995          1995             1995
                               --------        ---------       --------      --------         --------
 New Iberia Bancorp, Inc.      $100.00         $119.60         $158.90       $166.10          $167.00

 S&P Mid-Cap Bank Index         100.00          100.80          102.20        110.50           111.40

 AMEX Market Value Index        100.00          101.90           97.60        100.50           102.60

                        COMPLIANCE WITH SECTION 16(A) OF
                          THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and beneficial owners of more than 10% of the outstanding shares of the Corporation to file with the SEC certain reports describing their stock ownership and changes in their stock ownership. They must also furnish the Corporation with copies of these forms. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Corporation believes that all filing requirements applicable to its executive officers, directors and greater than 10% shareholders were complied with as of December 31, 1995 except that director Frank C. Minvielle, a director of the Corporation and the Bank, Samuel S. Broussard, Jr. and William D. Quinlan, Bank directors, each made one Form 4 filing late. Tony Schwing inadvertently indicated on his initial filing with the SEC that the filing related to a Form 4 transaction rather than a Form 3 transaction and neglected to reflect his direct stock ownership. He corrected that earlier this year by filing an amendment to the previous Form 5. Finally, shareholders Marie Louise Schwing and Provisional Executor of the Schwing Successions, Judge Robert M. Fleming, filed their Forms 3 late.


           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since the beginning of the fiscal year 1995 to the present, The New Iberia Bank has made loans in the ordinary course of business to Directors and officers of the Bank and their family members and their associates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Since the beginning of 1995, nine Bank directors and executive officers each had loan balances in excess of $60,000. The largest aggregate amount of these loans during 1995 was $2,756,043. As of December 31, 1995, the aggregate amount of indebtedness of these loans was $2,334,966, representing 9.88% of the total equity capital accounts of the Bank.

During the year 1995, James W. Schwing, Sr., Chairman of the Board, received fees totaling $70,000 for acting as legal counsel to the Bank.


                               CERTAIN LITIGATION

On October 7, 1994, the Corporation filed a Petition for Declaratory Relief in the Civil District Court for the Sixteenth Judicial District, Iberia Parish, State of Louisiana (the "state court proceeding") against Tony Schwing, individually and in his capacity as the Executor of the Estates of Jules B. Schwing and Marie Louise Landry Schwing. (Tony Schwing has since been replaced as executor of his parents' successions.)

The Petition for Declaratory Relief was filed in response to a request by Tony Schwing that the Corporation call a special meeting of its shareholders to consider and vote upon various issues (the "shareholder proposals"). Section
2.3 of the Corporation's Bylaws provided that such a meeting could be called only upon the request of a shareholder owning, in the aggregate, two-thirds of the Corporation's issued and outstanding shares, which number of shares was not owned by Tony Schwing. Because Tony Schwing asserted that Section 2.3 of the Corporation's Bylaws was invalid, the Corporation sought a declaratory judgment that Section 2.3 of the Corporation's Bylaws was valid and enforceable.

On October 26, 1994, Tony Schwing filed in the same court in which the Corporation's Petition for Declaratory Relief was pending a Petition for Mandamus seeking to require the Corporation to deliver to him a copy of its shareholder list. After a hearing on November 8, 1994, the court ordered the Corporation to deliver the list subject to certain confidentiality and use restrictions. The Corporation elected to waive its appeal rights (which would have delayed the implementation of the Order upon posting of a bond) and delivered the shareholder list on November 11, 1994.

On November 8, 1994, the Corporation filed its First Amended and Restated Petition for Declaratory Relief (the "First Amended Petition") in the state court proceeding. In the First Amended Petition, the Corporation sought a declaratory judgment that the shareholder proposals were inappropriate for shareholder consideration under Louisiana law. After a hearing on December 19, 1994, the court ruled that Section 2.3 of the Corporation's Bylaws was invalid. On December 28, 1994, Tony Schwing presented to the Corporation written consents purporting to adopt the shareholder proposals. The shareholders committee purportedly formed by these proposals consists of Corporation and Bank directors Tony Schwing, Eugene A. Patout, Sr., Charles C. LeMaire, Dr. Edmond A. Lamperez and James L. Gray. As Tony Schwing had already solicited written consents with respect to his proposals, he did not resubmit his request for a special shareholders meeting.

On January 3, 1995, the Corporation filed a Second Amended and Restated Petition for Declaratory and Injunctive Relief (the "Second Amended Petition") in the state court proceeding challenging the validity and authority of the shareholders committee that was purportedly empowered by the shareholder proposals and sought injunctive relief in relation to those claims. On that date, the court granted a temporary restraining order enjoining the shareholders committee from conducting any activity until a preliminary injunction hearing could be held.

The preliminary injunction hearing was held on Monday, January 9, 1995. At that hearing, the Corporation's request for an order restraining the activities of Tony Schwing and the shareholders committee during the pendency of the proceedings was orally granted in part and denied in part. A written Preliminary Injunction Order memorializing (with some modifications) the court's oral ruling was entered on March 29, 1995. On April 12, 1995, the Corporation appealed portions of the March 29, 1995 preliminary injunction order and sought from the Louisiana Third Circuit Court of Appeal a request for stay pending the appeal.

Also on March 29, 1995, a hearing was held in the state court proceeding on cross Motions for Summary Judgment filed by the Corporation and Tony Schwing relating to the validity and propriety of the shareholder proposals. On that date, the court orally granted Tony Schwing's Motion for Summary Judgment and denied the Corporation's Motion for Partial Summary Judgment. A written judgment to that effect and making the March 29, 1995 Preliminary Injunction Order permanent was signed on May 22, 1995 (the "Judgment").

On May 24, 1995, the Corporation filed a Petition for Devolutive Appeal from the Judgment and moved to stay the Judgment. The stay request was denied on August 23, 1995. On December 6, 1995, the Louisiana Third Circuit Court of Appeal rendered a decision affirming the Judgment. On January 5, 1996, the Corporation filed an Application for Writ of Certiorari with the Louisiana Supreme Court seeking review of the Judgment which was denied February 28, 1996.

In federal court on January 6, 1995, Tony Schwing filed a Complaint for injunctive relief in the United States District Court for the Western District of Louisiana. The Complaint sought to enjoin, among other things, the enforcement of various amendments to the Corporation's Bylaws that were adopted by the board of directors at a meeting on January 3, 1995.

On January 9, 1995, the Court refused to grant a requested temporary restraining order. A status conference on this matter was held on January 18, 1995, at which time Tony Schwing's counsel reurged his request for a temporary restraining order or a preliminary injunction. Both at the status conference and at a hearing held

February 13, 1995, the Court refused to grant a temporary restraining order or schedule a preliminary injunction hearing, and dismissed Tony Schwing's Complaint for injunctive relief.

Tony Schwing appealed the dismissal of his Complaint to the U.S. Fifth Circuit Court of Appeals. On March 29, 1995, Tony Schwing filed a Motion for Injunction During Pendency of Appeal in the United States District Court for the Western District of Louisiana, which was denied by the Court on April 6, 1995. On August 11, 1995, Tony Schwing filed a motion in the Fifth Circuit Court of Appeals seeking an injunction pending appeal to prohibit the Corporation from, among other things, pursuing efforts to acquire a bank. The Corporation filed on August 18, 1995 a motion to dismiss the appeal and for sanctions for frivolous appeal and, shortly thereafter, the Corporation filed another motion requesting sanctions for failure of Tony Schwing to comply with the Federal Rules of Appellate Procedure in his request for an injunction pending appeal.

On September 8, 1995, the Court denied Tony Schwing's motion for injunction pending appeal and ordered that the Corporation's motion to dismiss the appeal and for sanctions for frivolous appeal be carried forward for resolution by the oral argument panel. On October 24, 1995, an Order was entered denying the Corporation's motion for sanctions for failure to comply with the Federal Rules. Oral argument on unresolved issues and on the merits of the appeal was held on December 5, 1995. As of March 6, 1996, the Fifth Circuit Court of Appeals had not rendered a ruling in this matter.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the shareholders, the Board of Directors has selected the firm of Arthur Andersen & Co. as independent certified public accountants to audit the Corporation's consolidated books for the year 1996. Their annual audit consists of an examination of the balance sheet and the related statements of income, changes in stockholder's equity and a statement of cash flow for the year then ended. It is not anticipated that a member of the firm will be present at the shareholder meeting to make a statement or to respond to questions.

                            SOLICITATION OF PROXIES

The cost of soliciting proxies is being paid by Corporation. In addition to solicitations by mail, directors, officers and employees of the Bank, at no additional compensation, may request the return of proxies by personal conversations, by telephone, by other communication or by other means.


                              SHAREHOLDER PROPOSAL

Any qualified proposal prepared and submitted in accordance with appropriate proxy solicitation regulations and received by the Corporation to the attention of Ernest Freyou, President, no later than December 6, 1996, by certified mail, return receipt requested, will be included in the Corporation's Proxy Statement and form of Proxy for the 1997 Annual Meeting of Shareholders. Under the Corporation's Bylaws, stockholder proposals not intended to be included in the Corporation's Proxy Statement but intended to be presented at an annual meeting (including proposals for the nomination of directors) must be received by the Corporation 65 days in advance of the meeting, or by February 14, 1997 to be considered at the 1997 Annual Meeting. The requirements for submitting such proposals are set forth in the Corporation's Bylaws.

                                 ANNUAL REPORT

ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE CORPORATION'S 1995 ANNUAL REPORT TO SHAREHOLDERS. A COPY OF THE CORPORATION'S 1995 FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED FREE OF CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST. REQUESTS FOR COPIES OF ANY EXHIBIT TO THE FORM 10-K MUST BE IN WRITING ADDRESSED TO L.J. FREYOU, SENIOR VICE PRESIDENT AND CASHIER, THE NEW IBERIA BANCORP, INC., 800 SOUTH LEWIS STREET, NEW IBERIA, LOUISIANA 70560. IF MADE BY A PERSON WHO WAS NOT A SHAREHOLDER OF RECORD ON MARCH 11, 1996, THE REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF A FEE OF $0.10 PER PAGE PLUS POSTAGE TO COVER THE COST OF FURNISHING SUCH COPIES.

By order of the Board of Directors.

                 ERNEST FREYOU                           JAMES W. SCHWING SR.
                 President                               Chairman of the Board
                 Chief Executive Officer


March 11, 1996
New Iberia, Louisiana

                       PLEASE SIGN AND RETURN IMMEDIATELY
              THE NEW IBERIA BANCORP, INC., NEW IBERIA, LOUISIANA
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints JERRY E. SHEA, SR. AND EDWARD P. TERRELL, III or any one of them, with full power of substitution, the proxies of the undersigned to represent and to vote as designated on the reverse side, all of the shares of common stock of The New Iberia Bancorp, Inc., held of record by the undersigned on March 11, 1996, at the Annual Meeting of Shareholders to be held at the Main Office of The New Iberia Bank, 800 South Lewis Street, New Iberia, Louisiana, on Monday, April 15, 1996, at 10 o'clock a.m., or any adjournments or postponements thereof.

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSITION LISTED ON THE REVERSE SIDE. THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ANY DIRECTOR NOMINEE LISTED ABOVE AS TO WHOM THE PROXY DOES NOT WITHHOLD AUTHORITY TO VOTE. THIS PROXY CONFERS AUTHORITY, IN THE DISCRETION OF THE PROXIES, TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON NOMINATED BY THE BOARD AS A DIRECTOR IF ANY OF THE NAMED NOMINEES BECOME UNAVAILABLE FOR ELECTION. IF CUMULATIVE VOTING IS REQUIRED IN THE ELECTION OF DIRECTORS, THIS PROXY CONFERS AUTHORITY TO VOTE CUMULATIVELY FOR ANY CANDIDATE(S) FOR WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING UNDER PROPOSITION NO. 4, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UNLESS AUTHORITY TO DO SO IS WITHHELD BY STRIKING THROUGH PROPOSITION NO. 4. BY PROPERLY EXECUTING AND RETURNING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please mark your votes as indicated in this example (X).

1. Fix the number of directors at eleven (11)(or, in the discretion of the proxies, or either of them, if any of the nominees listed in the accompanying proxy statement become unavailable for election, such lesser number as is equal to the Board's nominees who are available for election)

                          For     Against      Abstain
                          ( )       ( )         ( )

2.       Election of Directors

         For any or               WITHHOLD
         all Nominees             AUTHORITY
         Listed to the            to vote for all
         right (Except            nominees listed
         those written            to the right
         by me to the
         right)

             (  )                      (  )

Ernest Freyou, Gerald J. Halphen, Frank C. Minvielle, James W. Schwing, Sr., Jules A. Schwing, Jerry E. Shea, Sr., Edward P. Terrell, III, Eugene A. Patout, Sr., Charles C. LeMaire, Edmond A. Lamperez and James L. Gray.

3. Ratify appointment of Arthur Andersen & Co. as Independent Certified Public Accountants.

                          For     Against     Abstain
                          ( )       ( )         ( )

4. Allow proxies, or either of them, to vote in their discretion as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.



(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NAME ON THE LINE BELOW.)


                                       _______________________________________

                                       Please sign exactly as name appears on
                                       the certificate or certificates
                                       representing shares to be voted by this
                                       proxy.  When signing as Attorney,
                                       Executor, Administrator, Trustee, or
                                       Guardian, please give full title as
                                       such. If more than one Trustee, all
                                       should sign.  If a corporation, please
                                       sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons. If stock is owned by more than one person, all such persons must sign proxy.

                                       DATE____________________________, 1996

                                       _____________________________________
                                       Signature

                                       _____________________________________
                                       Title

                                       _____________________________________
                                       Number of Shares

                                       _____________________________________
                                       Printed Name of Shareholder